THE DEWEY ELECTRONICS CORPORATION



_________________________________________


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION (the "Corporation") will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Wednesday, December 3, 2008 at 10 a.m. (Eastern Standard Time) for the purposes of

       (1) electing six directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

       (2) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on October
22, 2008 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



By Order of the Board of Directors



FRANCES D. DEWEY

Secretary




October 31, 2008





THE DEWEY ELECTRONICS CORPORATION
_______________________________________
PROXY STATEMENT

This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on December 3, 2008. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. The Corporation plans to commence the mailing of this proxy statement to stockholders on or about October 31, 2008.

The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise by notice to such effect delivered to the Secretary of the Corporation.

The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means. No additional compensation will be paid to the Corporation's directors, officers or other employees for such services.

It is important that your shares are represented at the meeting

Whether or not you expect to attend the meeting, please be sure that the enclosed proxy card is properly completed, dated, signed and returned without delay in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time prior to the time it is voted.

VOTING SECURITIES OUTSTANDING; VOTES REQUIRED

Shares of Common Stock, 1,362,031 of which were outstanding as of the close of business on September 30, 2008, are the only voting securities of the Corporation and are entitled to one vote per share. Only holders of Common Stock of record at the close of business on October 22, 2008, will be entitled to vote at the annual meeting of stockholders.

A plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required to elect the director nominees, and a majority of the votes cast by the stockholders entitled to vote at the annual meeting is required to take any other action. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee or any other business properly brought before the annual meeting, but will be treated as present for quorum purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Corporation's Common Stock, as of September 30, 2008 (except as otherwise noted), by: (i) each person who is known by the Corporation to own beneficially more than five percent of the Corporation's Common Stock, (ii) each of the Corporation's directors and nominees for director, (iii) each of the Corporation's executive officers for whom information is provided in the "Summary Compensation Table" below, and (iv) all executive officers and directors as a group. The information presented in the table is based upon certain filings with the Securities and Exchange Commission by such persons, as indicated in the notes to the table below, or upon information otherwise provided by such persons to the Corporation. According to such filings or other information, such persons have sole voting and investment power with respect to shares reported as beneficially owned (except as indicated in the notes to the table below).

The address of each person who is a director or officer of the Corporation is 27 Muller Road, Oakland, New Jersey 07436.



Name of Beneficial Owner             Number of Shares      % of the
                                     Beneficially          Common
                                     Owned                 Stock

Frances D. Dewey                     404,955  (1)          29.73%

Hummingbird Management, LLC
460 Park Avenue, NY, NY 10022        109,863  (2)           8.07%

John H.D. Dewey                      105,317  (3)           7.66%

LTG. James M. Link (USA Retired)       1,000                   *

Nathaniel Roberts                     22,903  (4)           1.68%

John B. Rhodes                             0                  --

Ronald Tassello                            0                  --

Edward L. Proskey                     15,010  (5)           1.10%

Stephen P. Krill                           0                  --

Dana P. Hollis                             0                  --

All Directors and Executive Officers
 as a Group  (9 persons)             549,185  (6)          39.82%

* Less than 1%.

(1) Does not include any shares of Common Stock beneficially owned by Mrs. Dewey's son, John H.D. Dewey. Mrs. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by John H.D. Dewey.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on December 23, 2005.

(3) Includes (1) 39,258 shares of Common Stock owned of record by a trust for the benefit of a daughter of Frances D. Dewey, of which John H.D. Dewey (Mrs. Dewey's son) is the sole trustee, and (2) 12,000 shares of Common Stock held in a custodial account for Mr. Dewey's son who is a minor. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey. Mr. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by Mrs. Dewey. Also includes 12,000 shares issuable upon exercise of stock options granted under the Corporation's 1998
Stock Option Plan.

(4) Includes 21,428 shares owned of record by trusts for the benefit of Mr. Roberts and/or his family members.

(5) Includes 5,000 shares issuable upon exercise of stock options granted under the Corporation's 1998 Stock Option Plan.

(6)  Includes 17,000 shares issuable upon exercise of stock options.

ELECTION OF DIRECTORS

At the annual meeting of stockholders, six directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the re-election of Frances D. Dewey, John H.D. Dewey, LTG James M. Link (USA Ret), Nathaniel Roberts, John B. Rhodes, and Ronald Tassello, unless a contrary specification is made. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information Concerning Directors and Nominees

The following table sets forth the name of each nominee for election to the Board of Directors, his or her age, principal occupation during the past five years and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he or she has served as director. John H.D. Dewey is a son of Frances D. Dewey.


Name               Age     Principal Occupation              Director
                           During Past Five Years            Since
                           Other Directorships and
                           Positions With
                           Corporation

Frances D.
Dewey              81      Director of the Corporation       1955
                           (Chairperson of the
                           Board since June 14, 2002)
                           Secretary of the Corporation

John H.D.
Dewey              43      President and Chief Executive     1999
                           Officer of the Corporation
                           (since December 4, 2002;
                           Acting Chief Executive Officer
                           from June 14, 2002 until
                           December 4, 2002)

                           Management Consultant (until
                           June 14, 2002)
                           President, Monastery Graphics,
                             Inc. (1)
                           Information Technology Consulting

LTG James M.
Link (USA Retired) 66      Retired since January 31, 2008     2001
                           Special Advisor, Teledyne
                           Technologies Inc. (until
                           January 31, 2008)
                           President and Director
                           (retired August 1, 2007)
                           Teledyne Brown Engineering
                           Systems Engineering

                           Director, Superior Bank

Nathaniel
Roberts            41      President                          1999
                           Managed Citrus, Inc.
                           Citrus Growers

John B.
Rhodes             52      Senior Advisor                     2005
                          (since April 2007)
                           Good Energies, Inc.
                           Renewable Energy Investments

                           Not-For-Profit Management
                          (Education and Healthcare)
                           Trustee
                           NY Institute for Special
                            Education ("NYISE")
                           Chairman
                           Cornerstone (joint initiative of
                            NYISE and University of Penn.
                           (Graduate School of Education))
                           Trustee (since 2003)
                           Hospital for Joint Diseases,
                            New York City
                           Consultant (since 2003)
                            SPARC (Sickness Prevention Achieved
                            Through Regional Cooperation)

                           Vice President (until 2002)
                          (serving pharmaceutical/biotech
                           and aerospace/defense companies)
                           Booz Allen Hamilton, Inc.
                           Management Consulting

Ronald
Tassello, CPA      51      Chief Financial Officer            2006
                           (since December 2007)
                           Wolfson Casing Corporation
                           Producers of Sausage Casings

                           Chief Financial Officer
                           (until December 2007)
                            HYTORC (division of UNEX Corporation)
                            Industrial Bolting Tools and Technology

                            Chief Financial Officer (from 1996 to July 2006) Alcan Baltek Corporation
                            Producer of Balsa-based Products

(1) Since becoming an employee of the Corporation in 2002, Mr. Dewey has not played an active role in Monastery Graphics' business.

During the Corporation's last fiscal year ended June 30, 2008, the Board of Directors held eight meetings (including telephonic meetings).

SEC rules require that the Corporation disclose whether members of the Board of Directors are "independent", as that term is defined in stock exchange rules. Although the Corporation's shares do not trade on Nasdaq, if the Nasdaq definition of "independence" were to apply, LTG James M. Link, Nathaniel Roberts, John B. Rhodes and Ronald Tassello would be "independent" directors for these purposes and John H.D. Dewey and Frances D. Dewey would not be "independent" directors for these purposes.

The Board of Directors has the following committees:  (1) Audit
Committee, (2) Executive Compensation Committee, (3) Stock Option
Committee and (4) Business Development Committee. The Board does not have a nominating committee.

The Audit Committee is composed of Ronald Tassello (Chairman), John Rhodes and James M. Link. Although the Corporation's shares do not trade on Nasdaq, if the Nasdaq definition of "independence" were to apply, all of the members of the Audit Committee would be "independent" directors for these purposes. The Committee, which was formed in December 2006, held four meetings during the last fiscal year. For additional information regarding the Audit Committee, see "Independent Public Accountants" below.

The Executive Compensation Committee is composed of Messrs.
Roberts, Link and Tassello. Although the Corporation's shares do not trade on Nasdaq, if the Nasdaq definition of "independence" were to apply, all of the members of the Executive Compensation Committee would be "independent" directors for these purposes. The Committee held one meeting during the last fiscal year. The Committee assists the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. It reviews and makes recommendations to the Board with respect to major compensation plans, policies and programs for the Corporation. The CEO meets with, and discusses executive performance with, the Committee. The Committee evaluates this information and takes it into account in making recommendations to the entire Board for approval. The Committee does not retain advisors. It does not have a charter.

The Stock Option Committee is composed of Messrs. Rhodes and
Roberts. The Committee held one meeting during the last fiscal year. The Committee administers the 1998 Stock Option Plan of the Corporation.

The Business Development Committee is composed of John H.D. Dewey and General Link. The Committee assists in the identification and pursuit of potential business opportunities for the Corporation.

During the fiscal year ended June 30, 2008, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Director Compensation

The following table sets forth the compensation paid to each non-employee director of the Corporation for the fiscal year ended June 30, 2008:

Name of Director         Fees Earned or Paid in Cash          Total

Frances D. Dewey                   $33,000                    $33,000

James M. Link                      $29,200                    $29,200

Nathaniel A. Roberts                $4,800                     $4,800

John B. Rhodes                      $5,200                     $5,200

Ronald Tassello                     $5,600                     $5,600

The Corporation's current policy regarding standard compensation of directors is to pay $4,000 per annum plus $400 for each meeting attended in person. No payments for services as a director or committee member during fiscal year 2008 were made to John H.D. Dewey (who received compensation as an officer of the Corporation). Annual compensation of $33,000 was paid to Frances D. Dewey as Chairperson of the Board, in lieu of the standard directors fees described above. In addition to the standard directors fees, James M. Link was paid $24,000 for serving on the Business Development Committee. In December 2001, stockholders approved a Stock Option Plan for Non-Employee Directors under which options exercisable for a total of 50,000 shares of Common Stock may be granted. To date, no options have been granted under this plan, which is administered by the Board.

Executive Officers

In addition to John H. D. Dewey (see "Information Concerning
Directors and Nominees" above), the Corporation's executive officers are:

Edward L. Proskey, age 52, who was elected Vice President,
Operations of the Corporation in June 1994 (this title was changed to Senior Vice President, Operations in June 2003 and then to Senior Vice President in August 2008).

Dana P. Hollis, age 57, who was elected as Vice President, Business Development/Program Management in January 2007. Previously, from May 1985 to 2006, Mr. Hollis was employed by Smiths Aerospace, LLC, a systems and avionics manufacturer, in various positions, including Senior Project Engineering Manager and Senior Program Manager; and previous to that he was the Senior Project Engineer - Engine Controls and Accessories at United Technologies from October 1979 to April 1985.

Stephen P. Krill, age 56, who became an employee of the Corporation in September 2005 and was elected Treasurer in December 2005.
Previously, from January 16, 2005, Mr. Krill provided financial consulting services to the Corporation as an employee of Resources Global Professionals, a temporary financial staffing company; from 2001 to 2005 he was an associate with Robert Half, Inc., also a temporary financial staffing company; and previous to that he spent 15 years at Southco Inc., a manufacturer of access hardware, as a Controller and Corporate Financial Consultant.

Summary Compensation Table

The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last fiscal year to (1) the chief executive officer of the Corporation and (2) the other executive officers of the Corporation.

Name and                Fiscal Year       Salary      Bonus    Total
Principal Position      ended
                        June 30,

John H.D. Dewey,
 President/CEO          2008              $140,337       --    $140,337

Edward L. Proskey
Senior VP               2008              $113,837     $7,000  $120,837

Stephen P. Krill
Treasurer               2008              $124,800         --  $124,800

Dana P. Hollis (1)
V.P., Business
Development/Program
 Management             2008              $119,616    $12,500  $132,116

Stock Options

The Corporation did not grant any stock options to its executive officers during the fiscal year ended June 30, 2008.

None of the executive officers of the Corporation for whom information is provided in the "Summary Compensation Table" above exercised any stock options during the Corporation's last fiscal year (ended June 30, 2008). The following table sets forth, for each such executive officer, the total number of securities underlying unexercised options as of the end of the Corporation's last fiscal year (June 30, 2008).

Outstanding Equity Awards at 2008 Fiscal Year-End

Name of     Option    Number of    Number of      Option    Option
Executive   Grant     Securities   Securities     Exercise  Expiration
            Date      Underlying   Underlying     Price ($) Date
                      Unexercised  Unexercised
                      Options (#)  Options (#)
                      Exercisable  Unexercisable

John H.D.
Dewey       12/11/02  12,000       0               $3.93    12/10/2012

Edward L.
Proskey      9/13/00   2,000       0               $1.625   9/12/2010
            12/11/02   3,000       0               $3.93    12/10/2012

Stephen P.
Krill            --      --        --                --         --

Dana P.
Hollis           --      --        --                --         --

Retirement Benefits

The Corporation has a non-contributory pension plan for all active employees, under which, in general, employees can receive an amount per month equal to 0.8% multiplied by their years of service (up to a maximum of 35 years of service) multiplied by their average monthly earnings (based on earnings during the five years preceding retirement), up to a specified maximum of $850 per month for life assuming normal retirement at age 65. Upon the employee's death, 50% of the monthly benefit is payable to the employee's spouse for life. Mrs. Dewey receives survivor's benefits of $602 per month but does not otherwise participate in the pension plan. The Corporation's executive officers (other than Mr. Hollis, who became an employee in December 2006) will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.

Insurance Arrangements

The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.

Section 16(a) Beneficial Ownership Reporting Compliance

For the fiscal year ended June 30, 2008, based solely on a review of copies of reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with.

Certain Corporate Governance Matters

Code of Business Conduct and Ethics.  The Corporation has adopted a
Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. The code is available at the Corporation's website at www.deweyelectronics.com. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed in a report on Form 8-K.

Stockholder Communications with the Board of Directors. The Corporation's Board of Directors has adopted the following policy by which stockholders may communicate with the Board or with individual directors or Board committees. The communication should be in writing, addressed to the Board or applicable committee or directors, c/o Corporate Secretary, The Dewey Electronics Corporation, at the Corporation's executive offices. The Corporate Secretary will review all such correspondence received and will periodically, at least quarterly, forward to the applicable directors a summary of all such correspondence together with copies of correspondence that the Corporate Secretary believes should be seen in its entirety. Correspondence or summaries will be forwarded to the applicable directors on an expedited basis where the Corporate Secretary deems it appropriate. Communications raising concerns related to the Corporation's accounting, internal controls, or auditing matters will be immediately brought to the attention of the Audit Committee.

Directors may at any time review a log of correspondence received by the Corporation that is addressed to the director (or to the full Board or a Board committee on which he or she serves) and may request copies of any such correspondence.

The Corporation believes that it is important for directors to directly hear concerns expressed by stockholders. Accordingly, it is the Corporation's policy that Board members are expected to attend the Annual Meeting of Stockholders absent a compelling commitment that prevents such attendance. All current members of the Board attended the December 2007 Annual Meeting.

Director Nominations. The candidates for election as directors at the annual meeting have been nominated by the Board. The Corporation does not have a nominating committee; the Board believes that it is desirable for such decisions to be made by the entire Board.

In evaluating director candidates for purposes of recommending director candidates to the Board, the Board will consider the following factors: the candidate's moral character and personal integrity; whether the candidate has expertise and experience relevant to the Corporation's business; whether the candidate's expertise and experience complements the expertise and experience of the other directors; whether the candidate would be independent of any particular constituency and able to represent the interests of all stockholders of the Corporation; the congeniality of the candidate with the other directors; whether the candidate would have sufficient time available to devote to Board activities; and any other factors deemed relevant by the Board.

The Board will consider director candidates recommended by stockholders of the Corporation. Stockholders may recommend an individual for consideration by submitting to the Board the name of the individual, his or her background (include education and employment history), a statement of the particular skills and expertise that the candidate would bring to the Board, the name, address and number of shares of the Corporation beneficially owned by the stockholder submitting the recommendation, any relationship or interest between such stockholder and the proposed candidate, and any additional information that would be required under applicable SEC rules to be included in the Corporation's proxy statement if such proposed candidate were to be nominated as a director.

Such submissions should be addressed to the Board of Directors c/o Corporate Secretary, at the Corporation's executive offices. In order for a candidate to be considered for any annual meeting, the submission must be received by the Corporation no later than the May 15 preceding such annual meeting. The Corporation anticipates that its next annual meeting will be held in December 2009 (the month when it typically holds its annual meetings).

The Board will evaluate the biographical information and background material relating to each potential candidate and may seek additional information from the submitting stockholder, the potential candidate, and/or other sources. The Board may hold interviews with selected candidates. Individuals recommended by stockholders will be considered under the same factors as individuals recommended by other sources.

"Audit Committee Financial Expert." The Board of Directors has determined that Mr. Ronald Tassello, a member of the Audit Committee, is the Corporation's "audit committee financial expert" as that term is defined by SEC rules. Although the Corporation's shares do not trade on Nasdaq, if the Nasdaq definition of "independence" were to apply, Mr. Tassello would be an "independent" director for these purposes.

INDEPENDENT PUBLIC ACCOUNTANTS

The independent registered public accounting firm selected by the Board of Directors for the Corporation's current fiscal year is Amper, Politziner & Mattia, P.C. ("AP&M"). It is expected that a representative of AP&M will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Effective July 17, 2006, the Board of Directors dismissed Deloitte
& Touche LLP ("Deloitte") as the Corporation's independent registered public accounting firm and engaged AP&M as the Corporation's new independent registered public accounting firm. No accountant's report on the financial statements for the Corporation's fiscal years ended June 30, 2005 and 2004 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation's fiscal years ended June 30, 2005 and 2004 and the subsequent interim periods through the date of Deloitte's dismissal, there were no "disagreements" (as such term is used in Item 304 (a)(1)(iv) of Regulation S-B) with Deloitte at any time regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. In addition, during the Corporation's fiscal years ended June 30, 2005 and 2004 and the subsequent interim periods through the date of Deloitte's dismissal, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-B) arose in the context the of the Corporation's relationship with Deloitte.

During the periods described in the preceding paragraph prior to engaging AP&M, the Corporation did not consult AP&M regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements, and AP&M did not provide either a written report or oral advice to the Corporation that AP&M concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Fees

Audit Fees. The aggregate fees billed for audit services rendered by AP&M for the fiscal years ended June 30, 2008 and June 30, 2007 were $121,500 and $120,000, respectively. These services consisted of reviews of the Corporation's quarterly financial statements and the audit of the Corporation's annual financial statements.

Tax Fees; Audit-Related Fees; All Other Fees. In the fiscal years ended June 30, 2008 and June 30, 2007, there were no other fees billed by AP&M for professional services rendered to the Corporation.

Deloitte did not render any audit services or other professional services to the Corporation for the fiscal years ended June 30, 2008 and June 30, 2007.

The Corporation's Audit Committee is responsible primarily to assist the Board of Directors in fulfilling its responsibilities for providing oversight of the Corporation's accounting and financial reporting practices, as more fully described in its written charter approved by the Board of Directors. The Audit Committee charter is available on the Corporation's website, www.deweyelectronics.com. Management is responsible for preparing the Corporation's financial statements and the Corporation's independent registered public accounting firm is responsible for auditing those statements.

In discharging its responsibilities, the Audit Committee (1) reviewed and discussed the audited financial statements of the Corporation at and for the fiscal year ended June 30, 2008 with management, (2) received the written disclosures and the letter from the Corporation's independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and (3) discussed with the independent registered public accounting firm the matters referred to in Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the auditors' independence from the Corporation.

Based on the reviews and discussions referred to above, the Audit
Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Ronald Tassello, Chairman
LTG James M. Link (USA Ret)
John B. Rhodes

STOCKHOLDER PROPOSALS

Any proposals of stockholders which are intended to be presented at the Corporation's next annual meeting of stockholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting not later than July 3, 2009. If a stockholder proposal is received by the Corporation after September 16, 2009, the persons named as proxies in the form of proxy for the Corporation's 2009 Annual Meeting of Stockholders will be entitled to exercise their discretionary voting power with respect to such proposal.


DISCRETIONARY AUTHORITY

While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.

By Order of the Board of Directors

FRANCES D. DEWEY

Secretary

October 31, 2008



REVOCABLE PROXY
THE DEWEY ELECTRONICS CORPORATION

__PLEASE MARK VOTES AS IN THIS EXAMPLE

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints FRANCES D. DEWEY AND JOHN H.D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on December 3, 2008 at 10:00 A.M. (Eastern Standard Time) at the offices of the Corporation at 27 Muller Road, Oakland, New Jersey, and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matter and upon other matters as may come before the meeting.

1.  ELECTION OF DIRECTORS    FOR    WITHHOLD      FOR ALL
                                                  EXCEPT
                                                 (except as marked
                                                  to the contrary below)

Frances D. Dewey, John H.D. Dewey, James M. Link,
John Rhodes, Nathaniel Roberts, Ronald Tassello

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:


This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this                    Date_______________
Proxy in the box below.

_______________________________    _____________________________
Stockholder sign above                             Co-holder (if any sign
above)